UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 26, 2016

Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 800 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On February 26, 2016, Piper Jaffray Companies (the “Company”) and Piper Jaffray & Co., a wholly owned subsidiary of the Company (“PJ&Co.” and together with the Company, “Piper Jaffray”) completed their previously announced acquisition (the “Acquisition”) of 100% of the equity interests of Simmons & Company International, LP, a Delaware limited partnership and the successor-by-merger to Simmons & Company International, a Texas corporation (collectively, “Simmons”), pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) among Piper Jaffray, Simmons, SCI JV LP, a Texas limited partnership (the “Seller”) and certain of Seller’s affiliates (collectively with the Seller, the “Seller Parties”). Immediately following the Acquisition, Simmons merged with and into PJ&Co., with PJ&Co. continuing to exist as a wholly owned subsidiary of the Company. Michael E. Frazier, Chairman, President and Chief Executive Officer of Simmons, became a member of the Company’s Board of Directors (the “Board”) upon closing of the Acquisition.

Piper Jaffray paid aggregate consideration of approximately $139 million for the Acquisition, subject to certain adjustments for cash, debt, transaction costs, and variances from the working capital target. Of the purchase price, (i) approximately $47 million was paid in restricted shares of the Company’s common stock issued at closing (the “Equity Consideration”), (ii) $15 million in cash was deposited into an escrow fund to secure post-closing indemnification obligations of the Seller Parties for eighteen months after the closing of the Acquisition, and (iii) the remainder of the purchase price was paid in cash to the Seller at closing.

The Purchase Agreement and related employment agreements entered into with Simmons personnel also provide for employment-related consideration, including (i) severance payments, (ii) retention of approximately $21 million, and (iii) payments from an incentive pool to be created with a portion of energy investment banking revenue generated during the three years following the closing of the Acquisition. The equity-based portion of retention will be issued pursuant to the Company’s 2016 Employment Inducement Award Plan.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 17, 2015 and is incorporated by reference in this Current Report on Form 8-K.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information reported above under Item 2.01 of this Current Report on Form 8-K regarding the Equity Consideration is incorporated herein by reference. The Equity Consideration included an aggregate of 1,174,865 shares of the Company’s common stock, $.01 par value.

The Equity Consideration was issued directly to those ultimate owners of Simmons that are “accredited investors” within the meaning of Rule 501 under the Securities Act of 1933. The issuance of the Equity Consideration as partial consideration for the Acquisition was made in reliance upon an applicable exemption from registration under the Securities Act, by reason of Section 4(a)(2) thereof or other appropriate exemptions.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2016, Michael E. Frazier, Chairman, President and Chief Executive Officer of Simmons, was appointed to serve as a member of the Board, effective upon the closing of the Acquisition. As described under Item 2.01 of this Current Report on Form 8-K, Mr. Frazier was appointed to the Board in connection with the Acquisition.

Upon the closing of the Acquisition, Mr. Frazier’s employment as Chairman, President and Chief Executive Officer of Simmons ceased and he became an independent contractor to PJ&Co. pursuant to a Consulting Agreement for Services of Independent Contractor dated November 16, 2015 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Frazier will provide certain consulting services exclusively to the Company for an initial one-year term, which may be extended with mutual written consent of the parties or earlier terminated by either party with at least 30 days’ written notice. The Consulting Agreement provides that Mr. Frazier will receive a consulting fee in the amount of $100,000 per month and reimbursement of travel and other reasonable expenses he incurs in connection with performing the consulting services. If the Consulting Agreement is terminated during its initial term by PJ&Co. other than as a result of certain material breaches by Mr. Frazier or by Mr. Frazier as a result of certain material breaches by PJ&Co., then PJ&Co. will remain obligated to pay such consulting fees until the end of the initial term. Since the Company and Mr. Frazier are entering into the Consulting Agreement, Mr. Frazier will neither receive any additional compensation as a member of the Board nor will he serve on any committees of the Board.

In satisfaction of the disclosure required by Item 404(a) of Regulation S-K, see the disclosure under Item 2.01 of this Current Report on Form 8-K. In connection with the Acquisition, by virtue of his ownership of Seller, Mr. Frazier was issued 160,481 restricted shares of the Company’s common stock and is anticipated to receive approximately $16 million of the cash paid to Seller, a portion of which cash is being held in escrow to secure the indemnification obligations of the Seller Parties.

Item 9.01                                           Exhibits.

(d)                                 Exhibits.

2.1                               Securities Purchase Agreement dated November 16, 2015 among Piper Jaffray Companies, Piper Jaffray & Co., Simmons & Company International, SCI JV LP, SCI GP, LLC, and Simmons & Company International Holdings LLC (excluding schedules and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: February 29, 2016	/s/ Debbra L. Schoneman
Debbra L. Schoneman
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

2.1	Securities Purchase Agreement dated November 16, 2015 among Piper Jaffray Companies, Piper Jaffray & Co., Simmons & Company International, SCI JV LP, SCI GP, LLC, and Simmons & Company International Holdings LLC (excluding schedules and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request)	(1)

(1)                                 Filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 17, 2015 and incorporated by reference herein.